Berry Corporation Provides Update on Strong Hedge and Liquidity Position Underpinning Stable Cash Flow Generation; Announces Upcoming Conference Participation

DALLAS, April 23, 2025 (GLOBE NEWSWIRE) — Berry Corporation (bry) (NASDAQ: BRY) (“Berry” or the “Company”) today provided an update on its hedge and liquidity position, further bolstering the Company’s financial strength and visibility in the current commodity price environment. Berry raised the average hedged price in 2026 and 2027 by $6 per barrel on 2.3 MBbls/d. The Company’s oil volumes are 73% hedged for the remainder of 2025 and 63% hedged for 2026, based on the midpoint of Berry’s full year 2025 oil production guidance. The Company’s latest hedge information is included in its current investor presentation available on the Berry website at www.bry.com.
Fernando Araujo, Berry’s Chief Executive Officer, commented, “Our favorable hedge position reflects our proven strategy and Berry’s long-standing commitment to deliver sustainable cash flow through commodity price cycles. Our shallow decline rate, low capital intensity assets and strong hedge book provides for continued debt reduction and shareholder returns. Berry is well positioned to protect its balance sheet amidst recent market volatility.”
Hedging and Mark-to-Market (MTM) Update:
oConverted 2.3 MBbls/d of collars and puts in 2026 and 2027 into swaps, raising the floor price by $6/Bbl on average
oBalance of 2025 (April-December): 17.3 MBbls/d oil hedged at an average price of $74.69/Bbl Brent (73% of full year 2025 guidance)
o2026-2027: 12.5 MBbls/d oil hedged at an average price of $69.45/Bbl Brent factoring in swaps and the floor prices of the collars
oMTM (crude oil) as of 4/21/25: $105 million
Liquidity Update
Berry also provided an update on its strengthened liquidity position since year-end. As of March 31, 2025, the Company had $120 million of liquidity, consisting of $39 million of cash and cash equivalents, $49 million available for borrowings under its revolving credit facility and $32 million available for delayed draw borrowings under its term loan facility. As of April 22, 2025, Berry had a liquidity position of $119 million with $14 million of letters of credit and no borrowings outstanding under its credit facility.
Upcoming Conference Participation
Berry’s executives will be participating in several upcoming investor events. In addition to hosting 1x1 investor meetings, Fernando Araujo will be speaking at each of the following conferences:
oONE Houlihan Lokey Global Conference on May 13 in New York, NY
oHart Energy Super DUG Conference & Expo on May 15 in Fort Worth, TX
oLouisiana Energy Conference on May 28 in New Orleans, LA
About Berry Corporation (BRY)
Berry is a publicly traded (NASDAQ: BRY) western United States independent upstream energy company with a focus on onshore, low geologic risk, long-lived oil and gas reserves. We operate in two business segments: (i) exploration and production (“E&P”) and (ii) well servicing and abandonment services. Our E&P assets are located in California and Utah, are characterized by high oil content and are predominantly located in rural areas with low population. Our California assets are in the San Joaquin Basin (100% oil), and our Utah assets are in the Uinta Basin (65% oil). We provide our well servicing and abandonment services to third party operators in California and our California E&P operations through C&J Well Services (CJWS). More information can be found at the Company’s website at www.bry.com.

COMPANY CONTACT:
Christopher Denison – Investor Relations
ir@bry.com
(661) 616-3811

Cautionary Statement Regarding Forward Looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “believe,” “continue,” “intend,” “will,” “would,” “goal,” “project,” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet production guidance, financial guidance and distribution expectations; our ability to safely and efficiently operate Berry's assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our capital program and development and production plans; potential acquisitions and other strategic opportunities; changes in reserves; hedging activities; and the other factors described in the "Risk Factors" section of Berry's most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. Berry undertakes no obligation to publicly update or revise any forward-looking statements.

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